UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
February 14, 2007

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
On February 14, 2007, the Registrant's Compensation Committee recommended and the Registrant's Board of Directors by unanimous vote of non-employee independent directors resolved that the below-listed Named Executive Officers will be paid the amounts indicated in the table below pursuant to the Frozen Food Express Industries, Inc. 2005 Stock Incentive Plan:

		Restricted	Restricted
	Cash	Stock	Stock
Executive Name and Position	Bonus	Bonus	Shares
Stoney M. Stubbs, Jr., President and Chief Executive Officer	$118,611	$59,306	6,146
S. Russell Stubbs, Senior Vice President and Chief Operations Officer	60,650	30,325	3,142
Thomas G. Yetter, Senior Vice President and Chief Financial Officer	60,043	30,021	3,111

ITEM 8.01.	Other Events

On February 14, 2007, the Board of Directors declared the Company's regular quarterly cash dividend of $0.03 per share to be paid on March 9, 2007 to record holders as of February 28, 2007.  A copy of the press release announcing these actions is furnished , but not filed, with the Commission as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(c) EXHIBITS
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K.

99.1	Press Release, dated February 14, 2007, regarding cash dividend announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: February 16, 2007	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Page
99.1	Press Release, dated February 14, 2007, regarding cash dividend announcement.